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Classic Motorsport Magazine Interview Transcript

Tim Suddard

There is a lot going on right now in the world and you’re causing most of it. So I thought it was a good time to sit down and talk but get into the nitty gritty of it just I mean, a lots been going on. You know, most people have been trying to hang on during the pandemic, and you're trying to take over the world. So I mean, how are you doing personally, and this is between the stress of the pandemic and all the stuff you guys are doing this is, this has got to be a little hard for you.

McKeel Hagerty

Well, thank you, you know, I think, you know, like any successful business, you know, you can only go you can only go as hard and as fast as your team is capable of going, you know, probably one of the big I think kind of benefits that we have and one of the real things I maybe have the greatest pride in is the you know, both the size of the team of Hagerty and the quality of the people that come our way to help us actualize all this stuff. So you know, we do, we do have a big vision for where we're trying to go and how we think about the whole automotive world going forward. But it only scales as much as, as the people working on it can. So I'm proud of what we're doing. We are doing a lot and there are days, I guess, when I'm thinking like, wow, this is a lot. Yeah,

Tim Suddard

I know a lot of your people and they're like, ducks were pretty calm on top but they're paddling pretty hard there is a lot going on. Alright, I've known and worked with you a long time was this a grand plan to get Hagerty to its current level? Or has this been something you just dreamed up more recently?

McKeel Hagerty

And, you know, I think the way I mean historically the way I've answered the question is people would say, well, how big do you want to be? You know, that that's a pretty typical question to ask somebody who sees a growing, you know, growing business, somebody's an entrepreneur growing a business and so for me, it's been, you know, really this contemplation, you know, 25-30 year contemplation of, How big can we be? And what can we be in this whole world, and, you know, the car world has been really good to me personally and, you know, I've been able to meet people like you, and a lot of the great folks that you and I have gotten to know and there's some great, you know, great organizations out there great parts of it, but not, not a lot of more larger professional organizations, you know, or like, a lot, you know, kind of an ecosystem, you know, great, great group of strong entrepreneurs, but my view was, okay, what's it really going to take to knit more of this together, so that it has a really sustainable future that can survive pandemics and can survive changing, you know, trends and preferences around the automobile and that is gonna take, you know, at least one or two or a few more and larger companies to help make that happen and that's what we're trying to build.

Tim Suddard

So what we see today, then, really, I mean, I know in 95, you came back on board as a marketing person, you weren't the CEO until 2000. So this, this bigger picture that we see today was, the seeds were planted back in 95. That was your idea how to market, an insurance company.

McKeel Hagerty

And now my mom and dad started the wooden boat insurance business 1984, out of the basement of the house I grew up in. It also happened to be the same year that I started my first business, which was an apple orchard outside the house. So two businesses started that year, the insurance business and the apple orchard business and the insurance business is doing just fine. Apple business has long gone. But you know, there was this rapid period of you know, real hands on growth, Mom and Dad, a few other employees kind of working in the basement, the house eventually had an office. My sisters and I, my two older sisters, and I kind of always worked around the business, kind of like families do, you know, just helping out, maybe going to a boat show doing stuff but it wasn't until the early 90s that we had a bunch of our early wooden boat customers who also had cars, who came to us and said, Gosh, we really like you guys you're kind of Midwestern, you're nice to us. What would you think about getting in the car insurance business, we stumbled into that in the early 90s. It was very hard, it was much more difficult than the boat insurance world because of regulation and just state stuff on an insurance side and we almost shut it down. We seriously thought about shutting it down in 1994 it was just too hard not making any money and then in 1995 I came back kind of dropped out of my doctoral program and philosophy and said, You know what, if we really thought about this differently, you know what we started thinking about us more like a club, a lifestyle community less about selling insurance and really started treating people like intelligent human beings who just loved cars. So it changed our whole approach in the 90s. And suddenly the thing that we almost shut down, started showing real traction. You know, when people talk about a lot of the stuff that's coming together right now, you know, I describe it, I said, Yeah, but the seeds of that conversation are 25-30 years old. I've just, you know, it's countless dinners and coffees and beers all stuff that you do out on the car world, just kind of working his way forward. I kind of feel like you know, people kind of say, Wow, it looks like this overnight success. It's just been decades in the making.

Tim Suddard

Yeah, I've heard that too and it annoys me. I've logged a lot of miles to car events too, people don't remember that kind of stuff, right?

McKeel Hagerty

Oh, man, I can't tell you the number of like, literally sets of tires. We burned through in the Suburbans we had back in the day just going to car events and setting up booths and having them blow away and rainstorms just…just been easy. You know, I tell all these young employees that look the way it is now…oh, yeah, don't worry It's super, it's been super easy the whole time

Tim Suddard

The Hagerty youth judging program, your program to teach kids to drive stick, and other youth oriented initiatives have been some of your favorite projects? How would you rate the success of these programs? And what have been the biggest obstacles?

McKeel Hagerty

Thank you. Well, yeah, it started, you know, back for me, I've been deeply passionate about the kind of impact side of what we do, not just in Hagerty, but you know, you and I, everybody, you know, like we all we talk about the next generation, but do we really put our money where our mouth is and, you know, we realize that the only way this thing survives, especially in an era when people are worried about whether young people are gonna be interested in cars at all, is that we have to stop just putting cars behind velvet ropes, we have to stop making these things, you know, so expensive and unobtainable, we really got to get young people with their hands on them, because every single serious car person that I knew, usually had some story that they, they had that, you know, reach out and start themselves getting involved in the car world some way and, you know, it shouldn't be accidental. So the car you know, from the beginning, it was you judging programs and car events, we've done model building competitions and design competitions, and you know, all these different things that manual transmission training, we call the drivers experiences, you know, so much of what it took early on, was to get events out there to let us run the program is to say, let's, you know, alongside your Concord judges, let's, let's put a team of, you know, kids out there looking at cars, and don't worry, we'll find the cars to judge, the car might get a fingerprint on it, we'll rub the fingerprint, and we can we can make this work, it's not that big of a deal. And those are my proudest moments when those things all come together but it did take a while to convince it to really kind of break down this barrier where, you know, car, people who have their precious view of their carb becomes too precious, and they just don't want people that, you know, they don't want kids sitting on the seats they don't want a blade of grass on the floor mat and, you know, we just, we got to teach them that they're just, they're just cars, and we got to get kids around them. So yeah, probably those have been the biggest obstacles and you know, but we'll do as many of them as we can, and thousands of kids participated. So we're really proud of it.

Tim Suddard

I understand your deeper dive into the classic car world, but recently you've moved over to Motorsports what are your ultimate plans? I mean, that moved to Motorsports surprised me, I was like, yeah, they'll never be interested in motorsports.

McKeel Hagerty

Well, I can tell you certainly from the early days, you know, just being only an insurance racing scared the pants off me, not me personally, but just you know, raised insuring racecars that it and for good reason, you know exactly what I'm thinking but nevertheless, we sponsored a lot of you know, vintage motorsport events and had you know, sort of nominal presence at events like say the Monterey historics or wherever but then, you know, we had this real I had this real aha moment back in 2017, which was I had a guy at a big conference tell me it was going to put me out of business because cars are going away, cars driven by human beings are going away and the problem wasn't that I didn't that I mean, I thought he was kind of full of it and I know that parts are going away anytime soon the driving isn't going away, but I didn't have a quick answer. I didn't have that you know, kind of snappy remark a that I wish I had at the moment and our you know, we spent a couple years working on this vision of that, you know, we need to save driving and car culture and you know, it's not we're not trying to save is the four hour commute on the 405 in LA, we're trying to save, you know, the fun of the pleasure drive and the tours like you created so many of them , and as well as the higher skilled aspect of driving, which is, you know, high performance driving and racing. So, you know, started partnering with a number of the big sanctioning bodies, you know, working with individual tracks doing all of this because it's really part of our ecosystem. And I think one of the things that surprised me and you probably know The stats better than I do is that even in some of the racing organizations, racing clubs, fewer and fewer of their members are actually racing anymore. You know, there are some who seriously race, and we're big fans of that but a lot of people just, you know, they like doing the autocrossing, they like doing the driving schools, they just kind of want to keep their skills honed, they, they view the opportunity of being on a track as a safer way of driving fast, which, which we agree with, you know, the old days of, you know, even journalists going out and flogging, you know, the latest high performance car in a public roadway, probably not a good idea anymore and, you know, the modern cars are so fast, and the edge of performance is so far out there that, you know, we're a big fan of getting people some training to learn to drive better and so it was a natural fit for us. I mean, we're not going into the professional motorsport side, you know, this is all about the amateur side of it, and the fun of driving, but driving with a little bit more skill.

Tim Suddard

You recently bought the Amelia Island concourse, how long you've been dreaming of buying Amelia. I mean, that's, you know, all this stuff's a big deal. But buying Amelia is a big deal and I know, we talked about it a couple of years ago. Is this kind of an opportunity? I mean, I know Bill is getting on in years and is looking kind of for what was gonna happen next. So or is this something you've thought of 30 years ago?

McKeel Hagerty

Well, you know, when we, when we think, again, you know, back to our idea of the purpose and you know, we attend or sponsor over 2500 car events a year on an annual basis COVID year being the exception and you know, I personally attend a lot of the big events here and around the world, I have a few that I go to every year and a few that I rotate around just because I think it's important for me to seem and what I saw when you see these great events even in Amelia Island concourse, the other you know, think of the other events that we've also acquired, you know, gratis concord conqueror of America and the Detroit area, California [inaudible], is that they're really cool and they're a big part of our car culture, but in reality, the actual business in their the little if they're pretty small organizations, and they're really highly dependent on just a few people and lots of people have been talking for years, having an external, you know, concern for what happens after Bill Warner, you know, because I'm not sure I can think of any event that has had more imprint of a single individual author than the Bill Warner you know, just to wrestle that thing out of the ground, you know, for 30 years .and to do it so consistently and so well for so long but, you know, even though he has a great team, who are now part of the Hagerty team, you know, Bill had a big impact and so, you know, it's a long dialogue with him thinking about the future, you know, really wanting to honor the unique features of what Amelia Island has become through the years and then creating a model for him to you know, help us in a transitionary period and to take it over so it's a big deal. It was a big deal and you know, what, what we hope everybody finds is that we're going to keep the character of these things that especially the geography, the you know, times of year generally all that kind of thing, but then some of the upgrades I think we'll be able to do on these events are going to be you know, initially we'll kind of feel behind the scenes, ticketing IP, you know, safety and security, you know, just sort of some of those types of things, you know, our ability to negotiate with big hotels and vendors and things probably a little different than, you know, you know, the kind of one off that you see at these shows, so we didn't take we didn't take the decision lightly, you know, right now my, my wife soon, you know, hates my guts and I'm like, Can we just slow down a little bit? But you know, we're all excited about it and I can't wait to see you know, the first Amelia under our under our leadership next March, and I think immediately hopefully people see some of the cool things that we'll be doing there but recognize that it's still Amelia.

Tim Suddard

Yeah, I know both the event and Bill very well, and I can't wait to see you tried to get him to back off a little bit.

McKeel Hagerty

Follow up. Call him though. He's been he's been lovely. He has been really lovely.

Tim Suddard

So he just so passionate about it, I'm sure he'll stay involved somewhat. So do you have a long term strategy is how all these entities you're buying fit together? Or is it more was it more just kind of answering the door when opportunity not? assuming there's a cohesive strategy? Can you share some of it? Now

McKeel Hagerty

We have you know, we I'm a big fan of, you know, thinking about the business, like a flywheel, right and our it's not multiple businesses. It's one big flywheel and each part of the flywheel need to kind of make it spin faster and faster. So you know, for us, you know, obviously we've been a long term effort in the media space so our magazine publishing, all of our digital stuff, valuation all those things kind of help push the flywheel faster events to you know, whether we're attending an event that someone else sells we as a sponsor just to, you know, a vendor, or whether we own the event are creating it, it's, it's all meant to, you know, kind of draw drive this love of the automobile and to create value for people and, yeah, so they all kind of fit together. When you think about it, you just have to have the capabilities of running it all, you know, just like running an international business. Just like the different pieces of our insurance ecosystem with, you know, an insurance isn't much fun to talk about, if you're a car person, it's necessary but, you know, that's still there and, you know, an awful lot of our 1700 employees are, you know, working pretty diligently on that. But, you know, we just announced a huge partnership a couple weeks ago, with State Farm, we have, we work with most of the top 25 insurance companies right now so when somebody with one of these cars comes in, you know, their door, it comes over to us to help service the insurance side that we're bringing them into our membership ecosystem, the hairy drivers club and same thing with State Farm as a farm is a huge company, you know, you know, really good at some of the things that they do, but they recognize this, you know, this small group of their men tens of millions of customers actually like cars and that's about saving money out of it's about, you know, really wanting to engage with those cars. So that will be hundreds of thousands of new people coming into our world, hundreds of thousands of people, we're going to be able to introduce to some of these events and some of our other properties. So you know, right now, it's almost a couple million people in our ecosystem, that's going to double in 36 months and that's a lot of people to knit together and you know, that's but it kind of serves that larger purpose, say, driving a car culture, and you build a business to do it.

Tim Suddard

So you now have three common core events, are you going to try to have six or seven, so you've got one in each market, and then you can kind of sell sponsorship on a national level, rather than on a regional level or vote

McKeel Hagerty

Yeah that there that, you know, that is contemplated, you know, the right is got to be the right property, the right geography? But you know, and thank you for recognizing that, you know, part of the car show, I would do it, right. Well, and that's, you know, it's what we're looking at. Yeah, it's interesting, you mentioned the sponsors, it's something that a lot of, you know, the typical car person may or may not think about it this way but you know, when your big car company acts that you really wish would come to your car, man, it's tough for you, as an owner of an individual show to go and find the marketing person convinced them that they should spend some of their budget and by the way, everybody else remember the other car show is also contacting them. So you know, a big part of our strategy having been on the other side of that being sold sponsorships rather than selling them is that you know, with a few more events, our ability to kind of create a package to say, look, I can sell you a five of them package, we can do you know, ads in the magazine, we can do digital properties for you and for that, would you be willing to you know, do some really unique stuff for our members, you know, whether it's unique new access to a new vehicle, you know, whether it's some other kind of cool experience, maybe with a designer or executives from the company, it creates more value for the sponsor .and I know a lot of people just normal everyday car, people don't think about that. But sponsors and car companies are trying to grow to you know, they're not there just for you, they're there for them, it's their business when they show up that day and, you know, we can all we can all get wrapped up in charitable efforts and by Gosh, we just got to get more money out of these big car companies, well, they have to sell stuff and what they sell is cars and, you know, for all of you who, you know, are out there watching this, like, our job is to help those car companies sell more cars, not just to take money so you can, you know, give it to a charity or do whatever and, you know, what we what we feel is that, you know, us having a group of these things and having these other assets is that we can, we can be better partners with those sponsors, and then in turn, create more value for our members.

Tim Suddard

This is common in corporate acquisitions, you seem to be leaving staff and operations as they are what can staff with these entities and attendees expect in the short term in the short term and the long term? I mean, it's logical, you leave things alone for the first year

McKeel Hagerty

Our strategy always is, you know, whenever we go in and acquire one of these businesses is that everybody who's there has an opportunity to continue doing, you know, their work and part of other work. Cool thing with some of these events is that we're now able to involve some of them in some of the other events they're not just working on one, they're working on multiple, you know, they're, it's growth opportunities for them and every single one of them, you know, who buys into, you know, our strategy and our way of thinking about, you know, grow when you grow yourself, you can grow your team you can grow a business, then then they'll be a happy person. If it's somebody who thinks they're going to go just do the same thing year over year, they probably won't like the pace, they'll probably self-select out would be my guess but everybody has a chance to be part of our team.

Tim Suddard

So let's start about taking the company public, your big news, which is great for me, because I've always wanted to buy Hagerty so now I can buy Hagerty instead of you know, you guys buying everybody right it’s awesome. I think once as soon as we buy a share, we'll be able to have this big press release where we announced a merger with our company and Hagerty but so can you explain the strategy and background for taking the company public? I mean, how much is enough enough? You know,

McKeel Hagerty

Yeah, well, you know, a couple things, you know, for, you know, I guess I'd probably been asked for years, you know, again, decades, for sure, people just said, well, you just got to grow this and sell it and that the plan, you know, isn't one of the big insurance companies just going to buy you or somebody else? Well, sure, I've had a lot of those conversations through the years but we were also a closely held family business until just a couple of years ago, and we did do a minority capital raised a couple years ago. My two older sisters, you know, needed to do all estate planning and also we want to put some more capital to work in the business rather than to just borrow the money. The unique nature of insurance is that you have to be careful with carrying too much debt, you got to you got to be really solid, you got to have a strong balance sheet. So for us, it was it was a great way to go and it really proved that we could go more and as I started seeing a lot of these, these big partnerships coming on board, a lot of our growth prospects that I felt a lot of confidence in, I had kind of thought that we might go public at some point, but I figured it'd be kind of like three to five years from now call it 2025 2026. You know, based on kind of how he was viewing it, the process that we went through here, which was to merge with us back, and I won't go into the technical pieces of it is a great way for a well-run substantial enough closely held or family business to go public because, you know, if you ever read about it IPOs are tough, they're long, they're very expensive guarantee that the company gets the most benefit of it. In a traditional IPO very often the benefit of the IPO goes to the early investors, and not to the company itself and so when I started learning about it, and went through a very careful process to do it, I realized Well, that's possible world, we get to go forward controlling the business, we get to raise some capital, we get to get access to the capital markets, you know, the ability to have, you know, the benefit of you know, that further growth capital really started making a lot of sense to me, and so ran a very careful process at any given time, if it didn't look like it was going to work, we could have stopped and we ended up finding a great partner in Aldel, Rob Kauffman well known car guy, wonderful car collection, you know, as our partner and you know, we're and we've had huge amounts of interest from the investment community and, and all of that, and, you know, looking to close right around Thanksgiving first part of December, and we'll be up and running and they are trading on the New York Stock Exchange as HGTY?

Tim Suddard

Well, I'm certainly going to buy some shares. So but a privately held company has different rules than a public company. I mean, ultimately, your profitability for your shareholders becomes the number one thing you think that will change

McKeel Hagerty

No way. No way. I wrote this to create value for our members and to stick to our purpose of saving driving a car culture. So you know, we've been a regulated business, our nice all of this for a lot of years, I've had an independent board of directors for 15 years. We have all of the, you know, audit processes and all of the kind of outside in perimeter stuff now. So the only difference now is that quarterly, we're going to talk publicly about our numbers but we're still going to plan and think long term period about our members creating long term value and it's the only way I agreed to do this going forward is that we could iterate so yeah, we're never going to start thinking quarterly or acting quarterly. That's just a lagging indicator, you know, we're gonna stick to our mission, bringing in more carbon people into our world and creating more value.

Tim Suddard

So as a result of this IPO, where do you see Hagerty in say, 10 years,

McKeel Hagerty

You probably see us in doing a few more things than we're doing now. You know, insurance is still a big part of what we do media entertainment, you know, these events will continue being things that we do, for sure, there'll be some further international expansion. You know, that's already contemplated for 2023 – 24 you know, continue to grow in some of these other businesses that we've invested in you know a couple that, you know, we haven't talked about but that are fun to think about. We have a series of storage clubhouse locations called Hagerty Garage and Social. So we'll have five of them the close of this year ten over the next couple. The idea is if those go Well, we'd expand those quite a bit further to be a real network of storage facilities and clubhouses think kind of like Soho house. So if you remember in Miami and you're in LA and you want to go, you know, visit the LA clubhouse you could go or, you know, book a conference room or, you know, have a party there, that kind of thing. Or, you know, businesses like drive share which we bought a peer to peer rental business, it's there, but we haven't been investing in it the way that I think we should be. So more of those types of things are motorsport efforts, you know, you pointed some of them out, but when we didn't talk about is, you know, we acquired a company a couple of years ago called Motorsport Reg, MSR, and they're really one of the leading motor sport registration processes. So probably a lot of the track nights that you know, you and I've talked about track days racing events, you probably used MSR may not have know

Tim Suddard

We use them for registering some of our events, we know them, Brian, for years.

McKeel Hagerty

Yeah, absolutely. So Brian's part of our team, and he's helping create a whole platform of other event technologies for you know, events to be able to, you know, more efficiently operate their business on, you know, really be an enabler of other people's commerce. So you know, they'll just be more of that kind of thing, having more fun, you know, more partnerships so and, and hopefully we'll get a chance to, you know, drive and have a little bit of fun along the way, too.

Tim Suddard

So you publish some numbers, I don't know if they're public, but as the ultimate size of the market, and I was pretty blown away with what you publish, can you talk a little bit about what the overall size of this market is, and how it compares to some of the other stuff like skiing, or surfing or outdoor?

McKeel Hagerty

Sure Yeah, this is all on our public documents and this is all like, really carefully researched information. You know, when we look at, like our target market in, in just in North America, so US and Canada and not talking about outside the United States, you know, they're 43 million vehicles that fall in our targets and when I had ever, like back of a cocktail, napkin, or envelope, try to calculate how big I thought the car world, what I would do is, you know, you'd add together all the car magazines, and all the viewers of car shows, and you'd add together everything you thought, were a Club member, and you land somewhere in the single digit billions. That's where you land, you do not land at 43 million, no way and so this was all we started acquiring very some very, very large datasets, we have a lot of data scientists working for us, we created a patented serial number decoder to be able to go look at these, you know, these are multibillion point data sets of vehicles that because they're serialized, and not VIN numbers, it's like garbage data for anybody else but it's not garbage data for us, because we can start kind of looking at it and then we can locate, you know, these vehicles down to the county and so we started looking at a lot of these big datasets and realize, wait a minute, there are a lot more of these vehicles out there and they're just kind of falling through the cracks of the traditional car world and I'll give you an example. Fox Body Mustangs 1977 to 1990, there's still almost 800,000 of them registered in the United States today. So you know, this, I have one of these things in college, by the way, I love the thing. So it was bought out of Malibu, I kind of asked my dad for more tire money about every semester, but that's another story 800,000 of them. So, you know, to 15 grand car 11 grand car, maybe 20 something for most of them but it may not be you know, a Ferrari or something that's really fancy for somebody, but that's somebody's pride and joy as part of them inside the garage, goes out on a sunny day and it's their fun to drive car. Those are our people and our job is to find them, and to knit it together. So yeah, those are real numbers and, you know, the challenge is, is that traditional automotive media, the traditional automotive media has been kind of downtrodden, I don't know how to put it any other way. It's been a rough decade for traditional automotive media, as you know, the shift to digital and the shift to different kinds of platforms has made it harder for the traditional magazines and others, to continue to reach those very large audience groups anymore. So, you know, for us, it's about how we're going to get to them and that's hopefully where a model works well.

Tim Suddard

That's why we're doing a video interview and not a print interview, although our print circulations at record levels, but yes, there are two kinds of media companies those that adapted and those that died. So of these 43 million you, you seem to think about three quarters of them are the Post 1980 cars, which I totally agree with you, we are seeing this coming on real strong, including these Fox Mustangs, which were what we call trailer park cars 10 years ago, and now we're hugely collectible by, you know, a lot of the big cross section of the market and they should be there cool cards,

McKeel Hagerty

You and I talk about miatas, you know, you know you what you and I once did a panel interview and you said, look, go buy a building and fill it full of, you know, inexpensive miatas,

Tim Suddard

I guess, the guy just got in early, we get one of these before they get too expensive, there's half a million of those. So

McKeel Hagerty

They built a ton of them as I like to say, it's the greatest two seater British sports car ever built.

Tim Suddard

All right, your corporate monitor is our purposes to save driving a car culture for future generations. So 20 years from now, what does success look like? For you?

McKeel Hagerty

That's a great question. 20 years from now? Well, for one thing, I believe that we'll have, we're gonna have an ecosystem of millions and millions of people interacting with each other first and foremost, in a community like format. media and entertainment events are going to be a big part of what that looks like. So you know, great events are out there, they're on a stable financial footing, you know, other sponsors and other partners are actively interacting with them and there's still this kind of vital flow of the next generation coming in being interested in in these vehicles, being able to afford certain examples, this can't just be a world of multimillionaires, you know, they can only afford the best of the best. I think there'll be some real innovation required, you know, during that period of time, as you see, the everyday driving fleets become more electrified, you know, are there going to be new businesses that literally have to be created to help, you know, keep some of these vehicles on the road, whether it's, you know, mobile repair, mobile fuel delivery, you know, all those types of things, that will be evidence that these things will keep going, you know, the converse of our purposes, what people say, they asked me all the time is will the car go the way the horse, and my, my response to that is typically, typically to say, you know, Henry Ford, and all of his peers and competitors did not make the horse go extinct. You know, he and all of those companies just simply took the horse out of daily transportation, unless you're a cowboy and, you know, but yet, you know, the horse world is, you know, they're still really passionate followers, right? You know, I mean, I know, my, I've had daughters, you know, go out and do their riding lessons, and you watch the Olympics and go to a dude ranch, you know, so for us, that's what we're trying to preserve. We just want to create that connective tissue for that future.

Tim Suddard

You know, I think if more and more cars become electric than that, you know, gas powered cars will get that much more rare and valuable.

McKeel Hagerty

I think that’s right. I think that's right and I'm also you know, contrary to what some people say, I'm, I don't worry about it when people talk about electrifying vintage car, too. I'm not troubled by that and if they want to, you know, thoughtfully tastefully do that type of conversion and that's the only way they're going to own some cool old car. Great. Welcome to the club.

Tim Suddard

In conclusion, what does all this mean to me as a Hagerty customer? And to me as a car guy? I mean, should we be worried? Or should we be happy? Or what would you say your customers right now anything, including I'm one of them.

McKeel Hagerty

And thank you. Now, well, you got you're certainly going to see more of us, you're going to see us in more places, doing more things. So hopefully, that doesn't intrinsically bother people to see us more. Because you know, our goal at Hagerty’s is to put great people out there to do great stuff, and operate really, professionally in a friendly way. So you're definitely going to see a lot more of us and you're going to see us doing more things. So don't be surprised to read about, you know, new things that we're working on but, you know, I think and this is what I've tried to tell people even about the going public thing is, this is the best possible scenario for us. If you like what we're doing now and what we've done in the past, this is the best possible scenario for us to keep that magic going, we're gonna have more resources to do more. Still, I'm still the CEO, my family still, you know, controls the company, we're still gonna be able to bring in great people to do great stuff, we're going to be thinking long term. So it's a great scenario we're going to we're just going to keep on trucking, you know, doing these things and if you look at, you know, us becoming a bigger company and the way that we're kind of capitalized and structure than some other, you know, large transactions around our space is, you know, the future of this car world is going to become a little bit More professionalized. there gonna be some other corporate entities like us out there doing things. You know what I hope is people keep having fun with cars, they keep sending feedback and about things that we can do better and you know, because I can tell you we listen and that's what that's what we do.

Tim Suddard

All right, well it's been nice talking to Mckeel Hagerty, longtime friend and a big part of our world. Thanks for explaining to our audience what's going on. Thanks again and have a good week

McKeel Hagerty

and thanks for having me and congratulations on all your success and just I love the thing all the stuff that you're doing you know I love that you have the spirit to get out there and really do it and you know you put your money where your mouth is and you're really out there working out so we'll see at the next great car event somewhere

Tim Suddard

as soon as we get done with this for kind of start a finished rebuilding a sprite rear end and then hang a quarter panel on a car this afternoon, I guess I am in

McKeel Hagerty

Take care

Important Information and Where To Find It

Aldel Financial Inc. (“Aldel”) has entered into that certain Business Combination Agreement, dated as of August 17, 2021 (the “Business Combination Agreement”), by and among Aldel, Aldel Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Aldel (“Merger Sub”), and The Hagerty Group, LLC, a Delaware limited liability company (“Hagerty”), pursuant to which: (a) all of the outstanding equity interests of Hagerty will be exchanged for shares of Class V Common Stock and OpCo Units; (b) Merger Sub will be merged with and into Hagerty (the “Merger”), whereupon the separate limited liability company existence of Merger Sub shall cease and Hagerty shall be the surviving company (Hagerty following the Merger is sometimes hereinafter referred to as the “OpCo”) and continue its existence under the Delaware Limited Liability Company Act (the “LLC Act”); (c) the existing limited liability company agreement of Hagerty will be amended and restated in the form attached to the Business Combination Agreement, to, among other things, make Aldel a member of the OpCo; and (d) Aldel will change its name to Hagerty, Inc.(“New Hagerty”) (the Merger and the other transactions contemplated by the Business Combination Agreement are collectively referred to as the “Business Combination”). In connection with the proposed Business Combination, Aldel has filed with the SEC a preliminary proxy statement, and will file, when available, a definitive proxy statement. Promptly after filing its definitive proxy statement with the SEC, Aldel will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting relating to the transaction. INVESTORS AND STOCKHOLDERS OF ALDEL ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ALDEL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALDEL, HAGERTY AND THE BUSINESS COMBINATION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Aldel with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by directing a request to: Aldel Financial Inc., 105 S. Maple Street, Itasca, Illinois 60143.

Participants in the Solicitation

Aldel and its directors and executive officers may be deemed participants in the solicitation of proxies from Aldel’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Aldel will be included in the proxy statement for the proposed Business Combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed Business Combination when available. Information about Aldel’s directors and executive officers and their ownership of Aldel common stock is set forth in Aldel’s prospectus, dated April 12, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed Business Combination when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Hagerty and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Aldel in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement for the proposed Business Combination.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this communication regarding the proposed transactions contemplated by the Business Combination Agreement and the Subscription Agreements, including the benefits of the Business Combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the Business Combination. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Aldel’s and Hagerty’s managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against Aldel or Hagerty following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of Aldel and Hagerty, certain regulatory approvals, or satisfy other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the failure to meet the minimum cash requirements of the Business Combination Agreement due to Aldel stockholder redemptions and the failure to obtain replacement financing; (6) the inability to complete the concurrent PIPE; (7) the failure to meet projected development and production targets; (8) the impact of COVID-19 pandemic on Hagerty’s business and/or the ability of the parties to complete the proposed Business Combination; (9) the inability to obtain or maintain the listing of Aldel’s shares of common stock on The New York Stock Exchange following the proposed Business Combination; (10) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (11) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of Hagerty to grow and manage growth profitably, and retain its key employees; (12) costs related to the proposed Business Combination; (13) changes in applicable laws or regulations; (14) the possibility that Aldel or Hagerty may be adversely affected by other economic, business, and/or competitive factors; (15) risks relating to the uncertainty of the projected financial information with respect to Hagerty; (16) risks related to the organic and inorganic growth of Hagerty’s business and the timing of expected business milestones; (17) the amount of redemption requests made by Aldel’s stockholders; and (18) other risks and uncertainties indicated from time to time in the final prospectus of Aldel for its initial public offering dated April 12, 2021 filed with the SEC and the preliminary proxy statement, and when available, a definitive proxy statement relating to the proposed Business Combination, including those under “Risk Factors” therein, and in Aldel’s other filings with the SEC. Aldel cautions that the foregoing list of factors is not exclusive. Aldel and Hagerty caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Aldel and Hagerty do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Neither Hagerty nor Aldel gives any assurance that either Hagerty or Aldel, or the combined company, will achieve its expectations.

No Solicitation

This communication does not constitute the solicitation of a proxy, consent or authorization with respect to the Business Combination. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.